BILL Reports Third Quarter Fiscal Year 2023 Financial Results

•Q3 Core Revenue Increased 45% Year-Over-Year
•Q3 Total Revenue Increased 63% Year-Over-Year

SAN JOSE, Calif.--(BUSINESS WIRE) – May 4, 2023 – BILL (NYSE: BILL), a leader in financial automation software for small and midsize businesses (SMBs), today announced financial results for the third fiscal quarter ended March 31, 2023.

“We delivered strong third quarter results and profitable growth as we executed on our strategy to be the essential financial operations platform for SMBs,” said René Lacerte, BILL CEO and Founder. “As champions of SMBs, we are proud that more than 450,000 businesses use our solutions to automate their financial operations and gain more visibility and control of their finances.”

“In Q3, we delivered revenue growth of 63% year-over-year, record non-GAAP gross margin, and expansion of non-GAAP net income margin,” said John Rettig, BILL CFO. “Our performance highlights the strength of our business model and our commitment to deliver balanced growth and profitability.”

Financial Highlights for the Third Quarter of Fiscal 2023:

The financial measures listed below identified as BILL standalone exclude the results of Divvy, Invoice2go, and Finmark.

•Total revenue was $272.6 million, an increase of 63% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $239.5 million, an increase of 45% year-over-year.
◦Subscription fees were $66.7 million, up 28% year-over-year. This includes $57.6 million of subscription fees from the BILL standalone platform, which increased 33% year-over-year.
◦Transaction fees were $172.8 million, up 52% year-over-year. This includes $83.2 million of transaction fees from the BILL standalone platform, which increased 41% year-over-year, and $88.6 million of transaction fees from our Divvy spend management solution, which increased 65% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $33.1 million.
•Gross profit was $223.7 million, representing an 82.1% gross margin, compared to $129.6 million, or a 77.6% gross margin, in the third quarter of fiscal 2022. Non-GAAP gross profit was $237.2 million, representing an 87.0% non-GAAP gross margin, compared to $141.1 million, or a 84.6% non-GAAP gross margin, in the third quarter of fiscal 2022.
•Loss from operations was $54.2 million, compared to a loss from operations of $83.2 million in the third quarter of fiscal 2022. Non-GAAP income from operations was $34.8 million, compared to a non-GAAP loss from operations of $5.7 million in the third quarter of fiscal 2022.
•Net loss was $31.1 million, or ($0.29) per share, basic and diluted, compared to net loss of $86.7 million, or ($0.84) per share, basic and diluted, in the third quarter of fiscal 2022. Non-GAAP net income was $58.7 million, or $0.50 per diluted share, compared to non-GAAP net loss of 8.7 million, or ($0.08) per share, basic and diluted, in the third quarter of fiscal 2022.

    Business Highlights and Recent Developments

The metrics listed below identified as BILL standalone exclude the results of Divvy, Invoice2go, and Finmark.

•Served 455,300 businesses using our solutions as of the end of the third quarter. This includes 197,900 BILL standalone customers, 27,100 spending businesses that used Divvy, and 230,300 subscribers that used Invoice2go.
•Processed $64.7 billion in total payment volume in the third quarter, an increase of 13% year-over-year. This includes $61.0 billion of total payment volume on our BILL standalone platform, an increase of 11% year-over-year, and $3.4 billion in total card payment volume for Divvy, an increase of 63% year-over-year.
•Processed 21.4 million transactions during the third quarter, an increase of 36% year-over-year. This includes 10.9 million transactions on our BILL standalone platform, representing an increase of 15% year-over-year, and 10.2 million Divvy card transactions, an increase of 73% year-over-year.
•Repurchased approximately 359,000 shares of its stock for a total cost of approximately $27 million.
•Welcomed experienced technology leader, Ken Moss, as our Chief Technology Officer.

Financial Outlook

We are providing the following guidance for the fiscal fourth quarter ending June 30, 2023 and the full fiscal year ending June 30, 2023.

	Q4 FY23 Guidance	FY23 Guidance
Total revenue (millions)	$277 - $280	$1,039.5 - $1,042.5
Year-over-year total revenue growth	38% - 40%	62%
Non-GAAP net income (millions)	$45.4 - $48.4	$170.4 - $173.4
Non-GAAP net income per diluted share	$0.39 - $0.41	$1.46 - $1.48

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

BILL has not provided a reconciliation of non-GAAP net income or non-GAAP net income per share guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal third quarter 2023 results and our outlook for the fiscal fourth quarter and fiscal year ending June 30, 2023. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.

About BILL

BILL (NYSE: BILL) is a leader in financial automation software for small and midsize businesses (SMBs). As a champion of SMBs, we are automating the future of finance so businesses can thrive. Hundreds of thousands of businesses rely on BILL to more efficiently control their payables, receivables and spend and expense management. BILL’s network connects millions of members so they can pay or get paid faster. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers. For more information, visit bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, non-GAAP net income, and non-GAAP net income per share for the fiscal fourth quarter ending June 30, 2023 and full fiscal year ending June 30, 2023, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our services. These risks and uncertainties include, but are not limited to, macroeconomic factors, including interest rate, inflationary and recessionary environments, fluctuations in foreign exchange rates, instability in the U.S. and global banking systems, the global impact of the ongoing war in Ukraine, the coronavirus pandemic (COVID-19), variants thereof, and their impact on our employees, customers and strategic partners and on supply chains and labor markets, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, the market, interest rate, foreign exchange and other conditions that the customer funds we hold in trust are subject to, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, including our ability to integrate Divvy and Invoice2go, our accounting for and internal controls related to Divvy and Invoice2go operating results, changes in staffing levels,and other risks detailed in registration statements and periodic reports we file with the Securities and Exchange Commission (SEC), including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Items excluded from non-GAAP gross profit and non-GAAP gross margin include amortization of certain intangible assets, stock-based compensation and related payroll taxes, and depreciation expense. Items excluded from non-GAAP operating expenses include amortization of certain intangible assets, stock-based compensation and related payroll taxes, depreciation expense, and acquisition and integration-related expenses. Items excluded from non-GAAP net income (loss) and non-GAAP net income (loss) per share include stock-based compensation expense and related payroll taxes, depreciation expense, amortization of certain intangible assets, acquisition and integration-related expenses, amortization of debt premium and issuance costs, and income tax effect associated with acquisitions. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation and related payroll taxes. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provide meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.

Depreciation expense. We exclude depreciation expense from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding operational performance. Depreciation expense does not include amortization of capitalized internal-use software costs.

Amortization of intangible assets. We exclude amortization of acquired intangible assets from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding our operational performance.

Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.

Amortization of debt premium and issuance costs. We exclude amortization of debt issuance costs associated with our issuance of our convertible senior notes and credit agreement and accretion of debt premium associated with our credit agreement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Income tax effect associated with acquisitions. We exclude the income tax effect associated with acquisitions from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Free Cash Flow

Free cash flow is a non-GAAP measure that we calculate as net cash provided by (used in) operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe that free cash flow is an important liquidity measure of the cash (if any) that is available, after capital expenditures, for operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

IR Contact:
Karen Sansot
ksansot@hq.bill.com

Press Contact:
John Welton
john.welton@hq.bill.com

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	March 31, 2023	June 30, 2022

ASSETS
Current assets:
Cash and cash equivalents	$1,590,560	$1,596,542
Short-term investments	1,073,013	1,108,493
Accounts receivable, net	34,065	24,045
Acquired card receivables, net	431,114	256,392
Prepaid expenses and other current assets	170,120	151,258
Funds held for customers	3,106,360	3,142,660
Total current assets	6,405,232	6,279,390
Non-current assets:
Operating lease right-of-use assets, net	70,331	76,445
Property and equipment, net	77,465	56,985
Intangible assets, net	381,648	432,583
Goodwill	2,396,509	2,362,893
Other assets	49,700	47,730
Total assets	$9,380,885	$9,256,026

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,144	$9,948
Accrued compensation and benefits	20,639	29,004
Deferred revenue	28,084	31,868
Other accruals and current liabilities	171,234	120,080
Borrowings from revolving credit facility, net	—	75,097
Customer fund deposits	3,106,360	3,142,660
Total current liabilities	3,335,461	3,408,657
Non-current liabilities:
Deferred revenue	1,257	2,159
Operating lease liabilities	75,631	82,728
Borrowings from revolving credit facility, net	135,058	—
Convertible senior notes, net	1,703,083	1,697,985
Other long-term liabilities	26,058	20,803
Total liabilities	5,276,548	5,212,332
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	4,887,200	4,598,737
Accumulated other comprehensive loss	(3,183)	(10,217)
Accumulated deficit	(779,682)	(544,828)
Total stockholders' equity	4,104,337	4,043,694
Total liabilities and stockholders' equity	$9,380,885	$9,256,026

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Revenue	$272,555	$166,911	$762,485	$441,738
Cost of revenue
Service costs (1)	37,897	27,176	109,683	72,227
Depreciation and amortization of intangible assets (2)	10,953	10,166	31,742	29,336
Total cost of revenue	48,850	37,342	141,425	101,563
Gross profit	223,705	129,569	621,060	340,175
Operating expenses
Research and development (1)	78,761	59,649	232,791	152,910
Sales and marketing (1)	115,350	81,142	398,658	204,667
General and administrative (1)	71,719	60,008	207,837	182,488
Depreciation and amortization of intangible assets (2)	12,093	11,953	36,149	33,573
Total operating expenses	277,923	212,752	875,435	573,638
Loss from operations	(54,218)	(83,183)	(254,375)	(233,463)
Other income (expenses), net	23,622	(4,416)	46,591	(12,891)
Loss before provision for (benefit from) income taxes	(30,596)	(87,599)	(207,784)	(246,354)
Provision for (benefit from) income taxes	542	(879)	70	(4,935)
Net loss	$(31,138)	$(86,720)	$(207,854)	$(241,419)

Net loss per share attributable to common stockholders, basic and diluted	$(0.29)	$(0.84)	$(1.96)	$(2.39)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	106,597	103,830	105,843	100,856

______________________________________ (1) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Cost of revenue	$2,421	$1,262	$6,720	$3,674
Research and development	22,319	13,912	70,151	38,752
Sales and marketing	18,162	17,758	116,941	36,911
General and administrative	20,888	19,878	62,040	61,044
	$63,790	$52,810	$255,852	$140,381

(2) Depreciation expense excludes amortization of capitalized internal-use software costs.

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(31,138)	$(86,720)	$(207,854)	$(241,419)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	63,792	52,810	255,717	140,381
Amortization of intangible assets	20,220	19,769	59,984	56,209
Depreciation of property and equipment	2,826	2,351	7,907	6,701
Amortization of capitalized internal-use software costs	1,108	846	3,009	1,519
Amortization of debt premium and issuance costs	1,734	1,407	5,217	3,362
Amortization of premium (accretion of discount) on investments in marketable debt securities	(13,309)	3,401	(23,710)	10,039
Provision for losses on acquired card receivables	8,643	6,086	23,685	15,621
Non-cash operating lease expense	2,396	2,224	7,114	6,307
Deferred income taxes	(343)	(869)	(1,169)	(4,691)
Other	833	—	1,348	—
Changes in assets and liabilities:
Accounts receivable	(2,917)	(2,426)	(9,969)	(5,846)
Prepaid expenses and other current assets	(2,854)	5,581	(7,477)	(2,966)
Other assets	(160)	131	(2,040)	(968)
Accounts payable	(4,776)	(2,412)	(1,265)	(4,435)
Other accruals and current liabilities	(5,769)	24,095	9,639	12,665
Operating lease liabilities	(2,917)	(2,639)	(7,711)	(5,591)
Other long-term liabilities	(307)	2,000	(272)	302
Deferred revenue	(3,031)	810	(4,740)	5,191
Net cash provided by (used in) operating activities	34,031	26,445	107,413	(7,619)
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash and cash equivalents	—	—	(28,902)	(144,541)
Purchases of corporate and customer fund short-term investments	(753,325)	(723,708)	(2,394,518)	(2,176,127)
Proceeds from maturities of corporate and customer fund short-term investments	827,416	640,796	2,510,829	1,308,650
Proceeds from sale of corporate and customer fund short-term investments	6,519	6,000	11,607	50,744
Increase in acquired card receivables, net and other	(95,936)	(25,997)	(197,289)	(103,456)
Purchases of property and equipment	(3,338)	(1,291)	(6,499)	(3,758)
Capitalization of internal-use software costs	(6,721)	(2,386)	(17,231)	(7,409)
Proceeds from beneficial interest	—	—	2,080	—
Net cash used in investing activities	(25,385)	(106,586)	(119,923)	(1,075,897)
Cash flows from financing activities:
Proceeds from issuance of common stock upon public offering, net of underwriting discounts and other offering costs	—	(30)	—	1,341,122
Proceeds from issuance of convertible senior notes, net of discounts and issuance costs	—	—	—	560,075
Purchase of capped calls	—	—	—	(37,893)
Increase (decrease) in customer fund deposits liability and other	(357,689)	(336,855)	(25,028)	834,591
Repurchase of common stock	(24,001)	—	(24,001)	—
Proceeds from line of credit borrowings	22,500	—	60,000	—
Proceeds from exercise of stock options	2,643	6,332	10,860	29,116
Proceeds from issuance of common stock under the employee stock purchase plan	9,385	7,123	17,879	12,849
Net cash provided by (used in) financing activities	(347,162)	(323,430)	39,710	2,739,860
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(170)	75	12	—
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	(338,686)	(403,496)	27,212	1,656,344
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,908,613	3,869,532	3,542,715	1,809,692
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,569,927	$3,466,036	$3,569,927	$3,466,036

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the condensed consolidated balance sheets to the amounts shown in the condensed consolidated statements of cash flows above:
Cash and cash equivalents	$1,590,560	$1,639,371	$1,590,560	$1,639,371
Restricted cash included in other current assets	96,823	28,343	96,823	28,343
Restricted cash included in other assets	6,724	6,724	6,724	6,724
Restricted cash and restricted cash equivalents included in funds held for customers	1,875,820	1,791,598	1,875,820	1,791,598
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$3,569,927	$3,466,036	$3,569,927	$3,466,036

BILL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Reconciliation of gross profit:
GAAP gross profit	$223,705	$129,569	$621,060	$340,175
Add:
Depreciation and amortization of intangible assets (1)	10,953	10,166	31,742	29,336
Stock-based compensation and related payroll taxes	2,514	1,401	6,933	4,065
Non-GAAP gross profit	$237,172	$141,136	$659,735	$373,576
GAAP gross margin	82.1%	77.6%	81.5%	77.0%
Non-GAAP gross margin	87.0%	84.6%	86.5%	84.6%
___________________ (1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Reconciliation of operating expenses:
GAAP research and development expenses	$78,761	$59,649	$232,791	$152,910
Less - stock-based compensation and related payroll taxes	(23,274)	(14,998)	(71,940)	(41,080)
Non-GAAP research and development expenses	$55,487	$44,651	$160,851	$111,830

GAAP sales and marketing expenses	$115,350	$81,142	$398,658	$204,667
Less - stock-based compensation and related payroll taxes	(18,602)	(18,179)	(118,612)	(37,815)
Non-GAAP sales and marketing expenses	$96,748	$62,963	$280,046	$166,852

GAAP general and administrative expenses	$71,719	$60,008	$207,837	$182,488
Less:
Stock-based compensation and related payroll taxes	(21,334)	(20,565)	(63,241)	(65,116)
Acquisition and integration-related expenses	(289)	(243)	(502)	(10,985)
Non-GAAP general and administrative expenses	$50,096	$39,200	$144,094	$106,387

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Reconciliation of loss from operations:
GAAP loss from operations	$(54,218)	$(83,183)	$(254,375)	$(233,463)
Add:
Depreciation and amortization of intangible assets (1)	23,046	22,119	67,891	62,909
Stock-based compensation and related payroll taxes	65,724	55,143	260,726	148,075
Acquisition and integration-related expenses	289	243	502	10,985
Non-GAAP income (loss) from operations	$34,841	$(5,678)	$74,744	$(11,494)
___________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Reconciliation of net loss:
GAAP net loss	$(31,138)	$(86,720)	$(207,854)	$(241,419)
Add (less):
Depreciation and amortization of intangible assets (1)	23,046	22,119	67,891	62,909
Stock-based compensation and related payroll taxes	65,724	55,143	260,726	148,075
Acquisition and integration-related expenses	289	243	502	10,985
Amortization of debt premium and issuance costs	1,734	1,407	5,217	3,362
Income tax effect associated with acquisitions	(966)	(879)	(1,492)	(4,938)
Non-GAAP net income (loss)	$58,689	$(8,687)	$124,990	$(21,026)
___________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Reconciliation of net income (loss) per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.29)	$(0.84)	$(1.96)	$(2.39)
Add (less):
Depreciation and amortization of intangible assets (1)	0.22	0.21	0.64	0.63
Stock-based compensation and related payroll taxes	0.61	0.54	2.46	1.47
Acquisition and integration-related expenses	—	—	—	0.11
Amortization of debt premium and issuance costs	0.02	0.01	0.05	0.03
Income tax effect associated with acquisitions	(0.01)	—	(0.01)	(0.06)
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$0.55	$(0.08)	$1.18	$(0.21)
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$0.50	$(0.08)	$1.06	$(0.21)
___________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	106,597	103,830	105,843	100,856
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, diluted (1)	117,213	103,830	117,993	100,856
___________________
(1) GAAP net loss per share attributable to common stockholders, diluted was computed using weighted-average number of common shares, basic for the three and nine months ended March 31, 2023.

BILL HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$34,031	$26,445	$107,413	$(7,619)
Purchases of property and equipment	(3,338)	(1,291)	(6,499)	(3,758)
Capitalization of internal-use software costs	(6,721)	(2,386)	(17,231)	(7,409)
Free cash flow	$23,972	$22,768	$83,683	$(18,786)

BILL HOLDINGS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(Unaudited, in thousands)

	March 31, 2023	June 30, 2022
Remaining performance obligations to be recognized as revenue:
Within 2 years	$96,022	$98,723
Thereafter	18,952	51,567
Total	$114,974	$150,290